UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 11, 2004

PACIFIC ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	313345	68-0490580
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5900 Cherry Avenue
Long Beach, CA 90805-4408
(Address of Principal Executive Offices)

(562) 728-2800
(Registrant’s telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On May 11, 2004, we completed the acquisition of the Rangeland Pipeline System from BP Canada Energy Company (“BP”). The Rangeland Pipeline System is located in the province of Alberta, Canada and consists of Rangeland Pipeline Company (“RPC”), Rangeland Marketing Company (“RMC) and Aurora Pipeline Company Ltd (“APC”). The acquisition price for the Rangeland Pipeline System was Cdn$130 million plus approximately Cdn$29 million for linefill, working capital, transaction costs and transition capital expenditures.  The aggregate purchase cost was approximately U.S. $116 million.

The transaction was funded through a combination of proceeds from our March 30, 2004 equity offering and a Cdn$45 million borrowing from a new Cdn$100 million revolving credit facility in Canada.  The new credit facility has a three year term, and is secured by the Canadian assets.  Indebtedness under the credit facility bears interest at our option at either (i) Canadian prime rate plus 1.0% to 1.625% or (ii) Canadian Bankers’ Acceptance rate plus 2.0% to 2.625%, in each case depending on the ratio of senior debt to EBITDA (earnings before interest, taxes, depreciation and amortization).  In addition there is a commitment fee of 25% to 35% of the applicable margin depending on utilization.  Under the credit agreement, the Canadian subsidiaries have limitations in remitting funds to their U.S. parent company.  In addition, the credit agreement contains financial and other covenants.

The Rangeland Pipeline System is a proprietary system and consists of approximately 800 miles of gathering and trunk pipelines. It is capable of gathering crude oil, condensate and butane and transporting these commodities either north to Edmonton, Alberta via third-party pipeline connections or south to the U.S. border near Cutbank, Montana, where it connects to the Western Corridor system in which we own an undivided interest. The trunk pipeline system from Sundre Station to the U.S. border consists of approximately 221 miles of 12-inch pipe, with a 29 mile long section consisting of two parallel 12-inch and 8-inch pipelines, and has a current throughput capacity of approximately 85,000 bpd if transporting light crude oil.  In 2003, approximately 47,000 barrels per day were transported on the trunk line.

The majority of the Rangeland Pipeline System was constructed in 1966 with smaller portions being built as early as 1955 and certain pump stations built as late as 1971.  We anticipate depreciating the pipeline over forty years from the date of our purchase.

Pursuant to a transportation service agreement between RMC, RPC and APC, RMC has contracted for the entire capacity of the Rangeland pipeline.  Customers who wish to transport product on the Rangeland pipelines may either: (i) sell product to RMC at the inlet to the pipeline without repurchasing product from RMC; or (ii) sell product to RMC at an inlet point and repurchase such product at agreed upon delivery points for the price paid at the inlet to the pipeline plus an established location differential.  RMC owns the buy/sell contracts with customers, which were assumed with the purchase, but the marketing function was conducted by employees of BP to whom we were not able to and did not offer employment.

The pipeline assets being acquired by us comprise less than 10% of the total pipeline assets owned and operated by BP in North America.  BP has other substantial pipeline and marketing assets in Alberta that we are not acquiring that are, or have been, operated and managed by BP’s existing operating and marketing staff and management.

Until 2001, BP owned a major refinery in Salt Lake City.  The pipeline system being acquired by the Partnership was utilized in part by BP to supply crude oil to its Salt Lake City refinery.  The Rangeland Pipeline System has historically been operated without regard to maximizing either pipeline throughput or profitability and it was not operated within a separate, stand-alone entity. Similarly the Mid Alberta Pipeline, for which we have signed a non-binding letter of intent to purchase, was not operated with regard to maximizing pipeline operations or profitability.  The Mid Alberta Pipeline extends from Edmonton, Alberta to a connection with Rangeland Pipeline at Sundre Station.  We intend to make significant changes to the revenue-generating capability of both systems by combining and integrating fully all of our Canadian and U.S. Rocky Mountain pipeline systems under common management, by expanding the throughput capacity of the MAPL system and by connecting into other pipelines and establishing a new pump station and receiving terminal in Edmonton, Alberta.  This new facility will be able to access multiple sources of Canadian crude oil, which will allow us to participate in the projected increase in production of Canadian synthetic crude oil.

In effect, we are converting what is now primarily a gathering system for crude oil, condensate and butane in southern Alberta into a main line transportation system, able to transport multiple grades of conventional and synthetic crude oils from the Edmonton oil hub to U.S. Rocky Mountain refining centers.

Until April 2003, the assets comprising the Rangeland Pipeline System were held by three legal entities: BP, APC and BP Canada Energy Resources Company (“BPR”).  In April 2003, in order to facilitate their sale, certain assets of BPR and BP were transferred to newly formed legal entities: Rangeland Pipeline Company (“RPC”) and Rangeland Marketing Company (“RMC”).  APC, which contains de minimis assets, liabilities, revenues and expenses, remained unchanged.  None of BP’s employees were transferred to RPC or RMC.  All administrative and technical support functions associated with Rangeland, including executive management, marketing, engineering, environmental, risk management, payroll, treasury, human resources and legal remained with BPR and BP.

Although the RPC and RMC legal entities were formed in April 2003, revenues, expenses, and other financial measures continued to be included within the financial statements of BPR and BP.  For purposes of the sale, BP commissioned Ernst & Young to extract certain information from BP’s and BPR’s financial records to present to prospective bidders.  Such information included field level operating expenses, but excluded costs associated with executive management, marketing, and all support services including accounting and finance, legal, human resources, engineering and other technical services.  No balance sheets were prepared.

Except for one former marketing person (who has not been directly involved with marketing of the Rangeland Pipeline System for several years), members of senior management, and financial, marketing and technical personnel who have been associated with the management and support of the Rangeland system were not made available by BP for possible employment with the Partnership following the completion of this acquisition. Approximately ninety other BP employees have provided varying amounts of support for Rangeland’s pipeline operations, in addition to BP’s other pipelines.  In addition, these BP employees, located primarily in Calgary, Alberta, provide management, accounting, scheduling, business development, engineering and customer support to the marketing business.

Prior to closing, BP allowed the Partnership to make conditional offers of employment to approximately 40 employees directly involved in the operation of the pipeline, including field-level supervisors.  BP terminated these employees at the closing of the transaction, and we were able to hire those employees who accepted an offer of employment. We have also hired or are in the process of hiring our own marketing, accounting and technical staff to be located in our new Calgary office or in Olds, Alberta.  We will also utilize our existing executive and support staff in Long Beach, California and Denver, Colorado to provide management oversight and administrative and technical support for the Alberta assets.

We did not acquire accounting software or hardware with the purchase.  We will have to develop or acquire software associated with the complex task of volumetric and revenue accounting.  We will use our existing financial accounting software for other accounting functions.  We did however acquire the Supervisory Control and Data Acquisition (SCADA) system necessary to operate the pipeline.

The acquisition of the Rangeland Pipeline System will be accounted for as an acquisition of assets, and not as an acquisition of a continuing business operation.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Business Acquired.

Historical financial statements are not required pursuant to Rule 3-05 of Regulation S-X.

(b)

Pro Forma Financial Statements.

Pro forma financial statements are not required pursuant to Rule 11-01 of Regulation S-X.

(c)

Exhibits.

10.1	Share Purchase and Sale Agreement dated February 23, 2004, by and among BP Canada Energy Company and RMC Acquisition Company and RPC Acquisition Company
10.2	Canadian Credit Agreement dated May 11, 2004 between RPC Acquisition Company and Royal Bank of Canada and other lenders
10.3	Third Amendment to U.S. Credit Agreement dated April 23, 2004 between Pacific Energy Group LLC and Fleet National Bank and other lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ENERGY PARTNERS, L.P.

By:	PACIFIC ENERGY GP, INC.
its General Partner

By:	/s/ GERALD A. TYWONIUK
Gerald A. Tywoniuk
Senior Vice President, Chief Financial Officer and Treasurer

Date: May 26, 2004

EXHIBIT INDEX

Exhibit Number	Description
10.1	Share Purchase and Sale Agreement dated February 23, 2004, by and among BP Canada Energy Company and RMC Acquisition Company and RPC Acquisition Company
10.2	Canadian Credit Agreement dated May 11, 2004 between RPC Acquisition Company and Royal Bank of Canada and other lenders
10.3	Third Amendment to U.S. Credit Agreement dated April 23, 2004 between Pacific Energy Group LLC and Fleet National Bank and other lenders